EXHIBIT 1
                                                                      ---------

                          CERTIFICATE OF INCORPORATION
                                       OF
                          UNITECH COMMUNICATIONS CORP.
                             A Delaware Corporation


                                ARTICLE 1 - NAME

          The name of this Corporation is UniTech communications Corp.

                     ARTICLE 2 - REGISTERED OFFICE AND AGENT

     The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware. The name of the Corporation's registered agent at that address is The Prentice-Hall Corporation System, Inc. County of Kent.

                               ARTICLE 3 - PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

                         ARTICLE 4 - AUTHORIZED CAPITAL

     The Corporation is authorized to issue one class of shares designated "Common Stock". The number of shares of Common Stock Authorized to be issued is 15,000,000, with a par value of $01 per share

                        ARTICLE 5 - ELECTION OF DIRECTORS

     (a) The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the Board of Directors.

     (b) Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

                 ARTICLE 6 - LIMITATION OF DIRECTORS' LIABILITY

     (a) A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the

General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

     (b) If the General Corporation Law of the State Of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                         ARTICLE 7 - AMENDMENT OF BYLAWS

     The Board of Directors of the Corporation shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

              ARTICLE 8 - AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or to adopt new provisions, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware, as amended from time to time, and all rights conf erred on stockholders and directors herein are granted subject to this reserved power.

                            ARTICLE 9 - INCORPORATOR

     The name and address of the Incorporator of the Corporation are as follows:

                         Lisa K. Montalvo
                         c/o Higham, McConnell & Dunning
                         28202 Cabot Road, Suite 450
                         Laguna Niguel, California 92677-1250



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


     I, THE UNDERSIGNED, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereunto set my hand this _____ of __________ 1992.



                                            ---------------------------------
                                            Lisa K. Montalvo

                            CERTIFICATE OF AMENDMENT
                                       or
                          CERTIFICATE OF INCORPORATION
                                       or
                          UNITECH COMMUNICATIONS CORP.,
                             a Delaware corporation

                    (Pursuant to Sections 228 and 242 of the
                General Corporation Law of the State of Delaware)


     UNITECH COMMUNICATIONS CORP., a corporation organized and existing under the General Corporation law of the State of Delaware (the "Company"), does by its President and its Secretary and under its corporate seal hereby certify as follows:

     FIRST: That the Certificate of Incorporation of the Company was filed in the office of the Secretary of State of the State of Delaware on November 23, 1992 (the "Certificate of Incorporation").

     SECOND:  That the  Board  of  Directors  of the  Company  has duly  adopted resolutions setting forth proposed amendments to the Certificate of Incorporation, declaring said amendments to be advisable and directing said amendments to be submitted to the stockholders of the Company entitled to vote thereon for adoption by written consent. The resolutions setting forth the proposed amendments are as follows:

          "RESOLVED, that Article 1 of the Certificate of Incorporation of the Corporation be amended to read, in its entirety, as follows:

                                ARTICLE I - NAME

     The  name of this Corporation is Digital Network, Inc.

          RESOLVED FURTHER, that Article 4 of the Certificate of Incorporation of the Corporation be amended to read, in its entirety, as follows:

                         ARTICLE 4 - AUTHORIZED CAPITAL

     The Corporation is authorized to issue one class of shares designated "Common Stock". The number of shares of Common Stock authorized to be issued is Fifty Million (50,000,000), with a par value of One Cent ($0.01) per share."

     THIRD: That such resolutions of the Board of Directors of the Company were duly adopted in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware on October 28, 1994.

     FOURTH: The foregoing amendments to the Certificate of Incorporation were duly adopted by the stockholders of the Company by written consent given in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Written notice of such action has been given as provided in Section 228 of the General Corporation Law of the State of Delaware.

     FIFTH: The foregoing amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment in the office of 'the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by John Snedegar, its President, and attested to by Judy Coultas, its Secretary, this ____ day of October, 1994.


                                             UNITECH COMMUNICATIONS CORP.



                                             By:_______________________________
                                                   John Snedegar,
                                                   President

[SEAL]


ATTEST:


By:________________________
      Judy Coultas,
      Secretary

                              CERTIFICATE OF MERGER
                                       OF
                       UNIDEX COMMUNICATIONS CORPORATION,
                              a Wyoming corporation
                                       AND
                             DIGITAL NETWORK, INC.,
                             a Delaware corporation


     Pursuant to the provisions of Section 252 of the Delaware General Corporation Law, the undersigned corporations adopt the following Certificate of Merger for the purpose of merging Unidex Communications Corporation, a Wyoming corporation into Digital Network, Inc., a Delaware corporation (hereinafter sometimes referred to as the "Surviving Corporation").

     1. The Name and State of incorporation of each of the constituent corporations is:

                     NAME:                        STATE:
                     -----                        ------
         Unidex Communications Corp.              Wyoming
         Digital Network, Inc.                    Delaware

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Subsection 252(c) of the Delaware General Corporation Law.

     3. The name of the Surviving Corporation, Digital Network, Inc., following the name change referred to in Section 4 below, shall be Unidex Communications Corp.

     4. The Certificate of Incorporation of Digital Network, Inc., a Delaware corporation shall be the Certificate of Incorporation of the surviving corporation, provided however that ARTICLE 1 of such Certificate of Incorporation shall be amended to provide that "The name of the Corporation is Unidex Communications Corp."

     5. The executed Agreement and Plan of Merger by and between the constituent corporations is on file in the principal place of business of the Surviving Corporation at 1431 Greenway, Suite 640, Irving, Texas 75038.

     6. A copy of the Agreement and Plan of Merger by and between the constituent corporations will be furnished by the Surviving Corporation on request and without cost, to any stockholder of any constituent corporation.

     7. The authorized capital of Unidex Communications Corp., a Wyoming corporation, the constituent corporation that will not survive the merger, is One Hundred Million (100,000,000) shares of no par value Common Stock.

     Dated this 25th day of April, 1995.


                                      UNIDEX COMMUNICATIONS CORPORATION


ATTEST:                               By:  _________________________
                                           John Snedegar, President
_________________________
Janine Thomas, Secretary
                                      DIGITAL NETWORK, INC.


ATTEST:                               By:   _________________________
                                            John Snedegar, President
_________________________
Judy Coultas, Secretary

                                   CERTIFICATE

                       FOR RENEWAL AND REVIVAL OF CHARTER

                                       OF

                           UNIDEX COMMUNICATIONS CORP.


     UNIDEX COMMUNICATIONS CORP., a corporation organized under the laws of the State of Delaware, the Certificate of Incorporation of which was filed in the Office of the Secretary of State on the twenty-third day of November A.D. 1992, the charter of which was voided for nonpayment of taxes now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1. The name of this corporation is:

                UNIDEX COMMUNICATIONS CORP.

     2. Its registered office in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington. THE PRENTICE-HALL CORPORATION SYSTEM, INC.

     3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the twenty-ninth day of February, A.D. 1996, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     4. This corporation was duly organized and carried on the business authorized by its charter until the first day of March, A.D. 1996, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, UNIDEX COMMUNICATION CORP. has caused this Certificate to be signed by this ________ day of March, A.D. 1996.


                                                     --------------------------
                                                     Authorized Officer


CERTIFICATE FOR RENEWAL AND REVIVAL
OF CHARTER OF UNIDEX COMMUNICATIONS CORP.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          UNIDEX COMMUNICATIONS CORP.,
                             a Delaware corporation


                         (Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware)



     UNIDEX COMMUNICATIONS CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does by its President and its Secretary and under its corporate seal hereby certify as follows:

     FIRST: That the Certificate of Incorporation of the Company was filed in the office of the Secretary of State of the State of Delaware on November 23, 1992 (the "Certificate of Incorporation").

     SECOND:  That the  Board  of  Directors  of the  Company  has duly  adopted resolutions setting forth proposed amendments to the Certificate of Incorporation, declaring said amendments to be advisable and directing said amendments to be submitted to the stockholders of the Company entitled to vote thereon for adoption at a special meeting of the stockholders of the Company. The resolutions setting forth the proposed amendments are as follows:

               "RESOLVED FURTHER, that the authorized capital of the Company be altered by consolidated all of the 50,000,000 shares of common stock with a par value of $0.01, both issued and unissued, into 12,500,000 shares of common stock with a par value of $0.01, every 4 shares of common stock with a par value of $0.01 being consolidated into 1 share of common stock with a par value of $0.01; and that Article 4 of the Certificate of Incorporation be amended to read as follows:

                         ARTICLE 4 - AUTHORIZED CAPITAL

                         The  Corporation  is  authorized  to issue one class of
                    shares designated "Common Stock". The number of shares of Common Stock authorized to be issued is Twelve Million Five Hundred Thousand (12,500,000), with a par value of One Cent ($0.01) per share."

     THIRD: That such resolutions of the Board of Directors of the Company were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware on June 17, 1996.

     FOURTH: The foregoing amendments to the Certificate of Incorporation were duly adopted by the stockholders of the Company at a special meeting of the stockholders held in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware. Written notice of such action has been given as provided in Section 222 of the General Corporation Law of the State of Delaware.

     FIFTH: The foregoing amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment in the office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by John Snedegar, its President, and attested to by Janine L. Thomas, its Secretary, this 1st day of August, 1996.

                                        UNIDEX COMMUNICATIONS CORP.


                                        By: ______________________________
                                            John Snedegar, President

(SEAL)

ATTEST:

By: _______________________
    Janine L. Thomas, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          UNIDEX COMMUNICATIONS CORP.,
                             a Delaware corporation


                         (Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware)



     UNIDEX COMMUNICATIONS CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does by its President and its Secretary and under its corporate seal hereby certify as follows:

     FIRST: That the Certificate of Incorporation of the Company was filed in the office of the Secretary of State of Delaware on November 23, 1992 (the "Certificate of Incorporation").

     SECOND:  That the  Board  of  Directors  of the  Company  has duly  adopted resolutions setting forth proposed amendments to the Certificate of Incorporation, declaring said amendments to be advisable and directing said amendments to be submitted to the stockholders of the Company entitled to vote thereon for adoption at a special meeting of the stockholders of the Company. The resolutions setting forth the proposed amendments are as follows:

               "RESOLVED, that the name of the Company be changed to "United Digital Network, Inc., and that Article 1 of the Company's Certificate of Incorporation be amended to read as follows:

                                ARTICLE 1 - NAME

               The name of this Corporation is United Digital Network, Inc.

                                      * * *

               RESOLVED FURTHER, that the authorized capital of the Company, which presently consists of 12,500,000 shares of common stock with a par value of $0.01 U.S. be increased to 100,000,000 shares of common stock with a par value of $0.01 U.S., all shares issued and unissued raking pari passu, and that Article 4 of the Certificate of Incorporation of the Corporation be amended to read as follows:

                         ARTICLE 4 - AUTHORIZED CAPITAL

                         The  Corporation  is  authorized  to issue one class of
                    shares designated "Common Stock". The number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000), with a par value of One Cent ($0.01) per share."

     THIRD: That such resolutions of the Board of Directors of the Company were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware on June 17, 1996.

     FOURTH: The foregoing amendments to the Certificate of Incorporation were duly adopted by the stockholders of the Company at a special meeting of the stockholders held in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware. Written notice of such action has been given as provided in Section 222 of the General Corporation Law of the State of Delaware.

     FIFTH: The foregoing amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment in the office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by John Snedegar, its President, and attested to by Janice L. Thomas, its Secretary, this 1st day of August, 1996.

                                             UNIDEX COMMUNICATIONS CORP.


                                             By: ______________________________
                                                 John Snedegar, President

(SEAL)

ATTEST:

By: _______________________
    Janine L. Thomas, Secretary


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